UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 1, 2008

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda	N/A
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 2, 2008, Mr. John R. MacDonald was appointed by the board of directors of MF Global Ltd. (the “Company”) as the Company’s Chief Financial Officer and Mr. Ira Polk resigned as the Company’s interim Chief Financial Officer. Mr. Polk continues to serve as the Company’s Chief Administrative Officer.

Prior to joining the Company, Mr. MacDonald, age 52, served in various positions at TD Ameritrade Holding Corporation from 2000 until the time of his retirement in 2007. While at TD Ameritrade Holding Corporation, Mr. MacDonald acted in the capacities of Chief Financial Officer and Treasurer, Chief Administrative Officer, Chief Operating Officer and Executive Vice President. Prior to joining TD Ameritrade Holding Corporation, Mr. MacDonald served as Chief Financial Officer and Senior Vice President of Investment Technology Group, Inc., a specialized agency brokerage and technology firm from 1994 to 2000. Mr. MacDonald has also held executive positions at Salomon Brothers and Deloitte & Touche. In addition, Mr. MacDonald currently serves as a member of the board of directors of GFI Group, Inc.

The terms of Mr. MacDonald’s employment agreement provide for an initial base salary of $450,000 per annum and an initial grant of 500,000 restricted stock units of the Company, which will be subject to annual vesting on a pro rata basis over the next three years, subject to his continued employment. Under the terms of his employment agreement, Mr. MacDonald will also be eligible to receive an annual bonus based on the achievement of individual and corporate performance goals established by the board of directors (or a duly authorized committee) and to participate in the Company’s executive compensation plans, including equity plans. The agreement provides for Mr. MacDonald to serve until such time as his employment is terminated by the Company or himself. If Mr. MacDonald is terminated without “cause” or resigns for “good reason,” Mr. MacDonald is entitled to: (i) a pro rata bonus based on the average annual cash bonus for the prior three years; (ii) a lump sum cash payment equal to two times the sum of base salary and average annual cash bonus for the prior three years; (iii) continued welfare benefits for two years; and (iv) accelerated vesting of equity-based awards. Upon a termination due to death or disability, Mr. MacDonald is entitled to the benefits described in (i) and (iv) in the preceding sentence. During his employment and for a period of one year following any termination of employment, Mr. MacDonald is subject to non-solicitation of clients and employees and non-competition requirements. The terms of Mr. MacDonald’s employment are qualified in their entirety by reference to his employment agreement, which is filed as Exhibit 10.1 hereto.

On April 2, 2008, the Company issued a press release about the events referenced above. The press release is attached as Exhibit 99.1.

Item 9.01 Exhibits

(a) None

(b) None

(c) None

(d) Exhibits:

Exhibit No. Exhibit Description

Exhibit No.	Description
Exhibit 10.1	Employment agreement, dated April 1, 2008, between MF Global Ltd. and John R. MacDonald

Exhibit 99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: April 1, 2008	By:	/s/ Howard S. Schneider
Howard S. Schneider, General Counsel

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